                                                                     Exhibit 4.4

THESE SECURITIES HAVE BEEN ISSUED PURSUANT TO EXEMPTIONS FOR NONPUBLIC OFFERINGS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, THESE SECURITIES MAY NOT BE RESOLD OR OTHERWISE DISPOSED OF UNLESS, IN THE OPINION OF COUNSEL FOR OR SATISFACTORY TO THE ISSUER, REGISTRATION UNDER THE APPLICABLE FEDERAL OR STATE SECURITIES LAWS IS NOT REQUIRED OR COMPLIANCE IS MADE WITH SUCH REGISTRATION REQUIREMENTS.

     VOID AFTER 5:00 P.M. NEW YORK TIME, ON AUGUST 30, 2015

                WARRANT TO PURCHASE 82,500 SHARES OF COMMON STOCK

                                       OF

                                   PICIS, INC.

     This is to certify that, FOR VALUE RECEIVED, JEFFERIES & COMPANY, INC. or its registered assigns pursuant to Section (d) hereof ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from PICIS, INC. a Delaware corporation (the "Company"), 82,500 fully paid, validly issued and nonassessable shares of Common Stock, par value $.01 per share, of the Company ("Common Stock"), at the exercise price of $2.90 per share until AUGUST 30, 2015. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares," and the exercise price of a share of Common Stock as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."

     (a) EXERCISE OF WARRANT. The Warrant may be exercised at any time or from time to time, until 5:00 P.M. New York time on AUGUST 30, 2015 (the "Expiration Date"), provided, however, that if such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day. The Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed (with signature guaranteed if required by the Company or its stock transfer agent) and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form and any applicable taxes. The purchase price for any Warrant Shares purchased pursuant to the exercise of this Warrant shall be paid in full upon such exercise in cash or by certified or bank check. In the alternative, the Warrant may be exchanged for Warrant Shares as described in Section (i). As soon as practicable after each such exercise of the Warrants, but not later than seven (7) business days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or the Holder's designee. If the

Warrant should be exercised in part only, the Company shall, upon surrender of the Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. In the event of a cash exercise, upon receipt by the Company of the Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, together with the exercise price thereof and taxes as aforesaid in cash or certified or bank check and the investment letter described below, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder. In order to assure the availability of an exemption from registration under the federal or applicable state securities laws, the Company may condition the exercise of the Warrant upon the Holder delivering to the Company an investment letter in the form as customarily used by the Company from time to time in connection with the exercise of non-registered options and warrants which are issued by the Company. It is further understood that certificates for the Warrant Shares, if any, to be issued upon exercise of the Warrant may contain a restrictive legend in accordance with Section (h) hereof.

     (b) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants. If the Common Stock is or becomes listed on any national securities exchange or the NASDAQ National Market System, the Company shall also list such shares on such exchange subject to notice of issuance or maintain the listing of its Common Stock on the NASDAQ system, as the case may be.

     (c) FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in. cash equal to such fraction multiplied by the current market value of a share, determined as follows:

          (1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ National Market System, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or system;

          (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc., on the last business day prior to the date of the exercise of this Warrant; or

          (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than the book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

     (d) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. The Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to Section (h) hereof, the Holder may transfer or assign the Warrant, in whole or in part and from time to time. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed (with signature guaranteed, if required by the Company or its stock transfer agent) and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the form hereof, in the name of the assignee or assignees named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided by or combined with other Warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant my be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of loss, theft or destruction, of reasonable satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor, date and amount. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the original Warrant shall be at any time enforceable by anyone.

     (e) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

     (f) ADJUSTMENT. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise, including by means of a dividend or distribution) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price, in effect immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased. Whenever the Exercise Price payable upon exercise of each Warrant is so adjusted, the number of Warrant Shares purchasable upon exercise of the Warrant shall simultaneously be adjusted by multiplying the number of Warrant Shares issuable upon exercise of this Warrant as of the date hereof by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

     (g) NOTICES TO WARRANT HOLDERS. The Company shall notify the Holder not less than 15 days before completing any capital reorganization or reclassification, any consolidation or merger with or into another corporation, or any sale, lease or transfer of all or substantially all of the Company property and assets. If the Company shall consolidate or merge with or into another corporation, and if persons who are the shareholders of the Company immediately before such transaction will, upon completion of such transaction, hold less than a majority of the capital stock of the surviving corporation having ordinary voting power with respect to the election of Directors, then the Company may, in connection with such transaction specify that this Warrant shall expire upon the completion of such transaction.

     (h) SECURITIES LAW COMPLIANCE

          (1) The Holder of the Warrant, by acceptance hereof, acknowledges that the Warrant and the shares of Common Stock to be issued upon exercise or conversion hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment. The Holder of the Warranty, by acceptance hereof, acknowledges and agrees that the Warrant and/or the Warrant Shares will be not be offered for sale, sold, pledged or otherwise transferred in the absence of an effective registration statement related thereto or an opinion of counsel satisfactory to the Company that such registration is not required under the Securities Act of 1933 or any other applicable securities law. Upon exercise of the Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

          (2) If appropriate, the Warrant and any Warrant Shares issued upon exercise, assignment or transfer shall be stamped or imprinted with legends setting forth the restrictions on transfer arising under applicable federal and state securities laws.

     (i) RIGHT TO CONVERT WARRANT INTO COMMON STOCK.

          (1) RIGHT TO CONVERT. The Holder shall have the right to require the Company to convert this Warrant as provided in this Section (1), into common stock (the "Net Conversion Right"). Upon exercise of the Net Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any Exercise Price or of any other cash or consideration) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the value of this Warrant at the time the Net Conversion Right is exercised (determined by subtracting the aggregate Exercise Price in effect immediately prior to the exercise of the Net Conversion Right from the aggregate fair market value of the shares of Common Stock issuable upon exercise of this Warrant immediately prior to the exercise of the Conversion Right) by (y) the fair market value of one share of Common Stock immediately prior to the exercise of the Conversion Right.

          (2) METHOD OF EXERCISE. The Net Conversion Right may be exercised by the Holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the Holder thereby intends to exercise the Net Conversion Right. Certificates for the shares of Common Stock issuable upon exercise of the Net Conversion Right shall be delivered to the Holder within five (5) days following the Company's receipt of this Warrant together with the aforesaid written statement.

          (3) DETERMINATION OF FAIR MARKET VALUE. For purposes of this Section
     (i), fair market value of a share of Common Stock as of a particular date (the "Determination Date") shall be determined in accordance with Section
     (c) of this Warrant.

     (j) AMENDMENTS. Neither the Warrant nor any term hereof may be changed, waived, discharged or terminated without the prior written consent of the Holder.

     (k) GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware.

     IN WITNESS WHEREOF, PICIS, Inc. has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: August 30, 2005

                                        PICIS, INC.


                                        /s/ Todd C. Cozzens
                                        ----------------------------------------
                                        Todd Cozzens, CEO

                                  PURCHASE FORM

                                                      Dated ______________, 20__

     The undersigned hereby elects to [CHECK APPLICABLE SUBSECTION]:

_____   (a)  Purchase ___________ shares of Common Stock of ______________, pursuant to the terms of the attached Warrant and payment of the Exercise Price per share required under such Warrant accompanies this notice;

        OR

_____   (b)  Exercise the attached Warrant for [all of the shares] [________ of the shares] [CROSS OUT INAPPLICABLE PHRASE] purchasable under the Warrant pursuant to the net conversion provisions of Section (i) of such Warrant.

The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

                                   ----------

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name ___________________________________________________________________________
                     (Please typewrite or print in block letters)

Address ________________________________________________________________________


Signature
          ----------------------------------------------------------------------

                                 ASSIGNMENT FORM

     FOR VALUE RECEIVED, _____________________________________ hereby sells, assigns and transfers unto

Name ___________________________________________________________________________
                     (Please typewrite or print in block letters)

Address ________________________________________________________________________

the right to purchase Common Stock of ____________________________ (the "Company"), represented by this Warrant to the extent of __________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ___________________ as Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date _______________, 20__


Signature
          ---------------------------